UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2010

Patterson-UTI Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

450 Gears Road, Suite 500, Houston, Texas		77067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-765-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events

On October 1, 2010, Patterson-UTI Energy, Inc. (the “Company”) issued a press release announcing that two subsidiaries of the Company, Universal Pressure Pumping, Inc. (“UPP”) and Universal Wireline, Inc. completed the acquisition of certain assets from Key Energy Pressure Pumping Services, LLC (“Key Pressure Pumping”) and Key Electric Wireline Services, LLC (together with Key Pressure Pumping, the “Sellers”) relating to the business of providing pressure pumping services and electric wireline services to participants in the oil and natural gas industry for an approximate aggregate purchase price of $238 million in cash (the “Purchase Price”). The Purchase Price is subject to a post-closing adjustment based on the amount of inventory on the closing date.

The acquisition was effected pursuant to an Asset Purchase Agreement dated July 2, 2010, as amended, modified and supplemented, by and among the Company, UPP (formerly known as Portofino Acquisition Company), Sellers and Key Energy Services, Inc., a Maryland corporation.

The foregoing description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.1 hereto, which is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Press Release dated October 1, 2010 Announcing Completion of the Acquisition

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

October 1, 2010	By:	/s/John E. Vollmer III

Name: John E. Vollmer III
Title: Senior Vice President-Corporate Development, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 1, 2010 Announcing Completion of the Acquisition